UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on August 12, 2016, Claire’s Stores entered into Amendment No. 3 (the “Third Amendment”) to the Amended and Restated Credit Agreement, dated as of September 20, 2012 (as amended, the “U.S. Credit Facility”), among the Company, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the other lenders named therein (the “Lenders”).

On September 9, 2016, Claire’s Stores and the Lenders entered into Supplement No. 1 to the Third Amendment (the “Supplement”) to permit the addition of a cash contribution by Claire’s, Inc., the corporate parent of Claire’s Stores, to Claire’s Stores of up to $11.5 million to EBITDA for purposes of calculating compliance with the financial performance covenant.

The foregoing description of the Supplement is qualified in its entirety by the Supplement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Supplement No. 1, dated as of September 9, 2016, to Amendment No. 3, dated as of August 12, 2016 to the Amended and Restated Credit Agreement, dated as of September 20, 2012 among Claire’s Stores, Inc., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: September 15, 2016	By:	/s/ Ron Marshall
Name: Ron Marshall
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Supplement No. 1, dated as of September 9, 2016, to Amendment No. 3, dated as of August 12, 2016 to the Amended and Restated Credit Agreement, dated as of September 20, 2012 among Claire’s Stores, Inc., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the other lenders named therein.